FORUM FUNDS
                               CUSTODIAN AGREEMENT


         AGREEMENT dated as of May 12, 1999 between Forum Trust, LLC (the "Custodian"), a limited liability company organized under the laws of the State of Maine doing business as a nondepository trust company, and Forum Funds, a business trust organized under the laws of the State of Delaware (the "Customer").

         WHEREAS, the Customer is an open-end, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") and may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio," and collectively, as the "Portfolios"); and

         WHEREAS, Custodian has entered into a certain Master Subcustodian Agreement with Bankers Trust Company ("Bankers Trust") dated as of April 20, 1999 (the "Master Subcustodian Agreement") under which Bankers Trust provides certain sub-custody services on behalf of the Portfolios to Custodian; and

         WHEREAS, Customer wishes to retain Custodian to provide certain custodial services to Customer for the benefit of the Portfolios, and Custodian is willing to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


         1. EMPLOYMENT OF CUSTODIAN. Customer, on behalf of each Portfolio, hereby employs Custodian as custodian of all assets of each Portfolio that are delivered to and accepted by Custodian or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by Customer of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")). Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that Custodian considers not to be appropriate or in proper form for deposit for any reason. Custodian shall not be responsible for any property of a Portfolio held or received by Customer or others and not delivered to Custodian or any Subcustodian.

         2. MAINTENANCE OF SECURITIES AND CASH AT CUSTODIAN AND SUBCUSTODIAN LOCATIONS. Pursuant to Instructions (as hereinafter defined in Section 15), Customer shall direct Custodian to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for


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payment or where such  Securities  are acquired  and (b) maintain  Cash and cash equivalents in such countries in amounts reasonably necessary to effect Customer's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. CUSTODY ACCOUNT. Custodian agrees to establish and maintain one or more custody accounts on its books each in the name of Customer on behalf of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by Customer to Custodian of any acceptable Property belonging to a Portfolio, Customer shall, by Instructions, specifically indicate in which Portfolio such Property belongs or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios, and Custodian shall allocate such Property to the Accounts in accordance with the Instructions. Customer, on behalf of each Portfolio, acknowledges (i) its responsibility as a principal for all of its obligations to Custodian arising under or in connection with this Agreement, notwithstanding, that it may be acting on behalf of other persons, and (ii) warrants its authority to deposit in the appropriate Account any Property received therefor by Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. Custodian may deliver securities of the same class in place of those deposited in the Account.

         Custodian shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until Custodian receives Instructions to the contrary, Custodian will:


         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received

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                  in time for  Custodian to take timely action, no action shall be taken with  respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of Custodian (which sale Customer hereby authorizes Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in Customer's name for an Account, whenever Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient
                  Cash available in such Account to pay such taxes   and levies,
                  Custodian shall notify Customer of the amount of the shortfall and Customer may, or may cause the Portfolio to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. Customer, on behalf of the Portfolios agrees, when and if requested by Custodian and required in connection with the payment of any such taxes, to cooperate with Custodian in furnishing information, executing documents or otherwise;

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) -
                  (f), including, without limitation, affiliates of Custodian or any Subcustodian; and

         (h) in the event of any loss of Securities or Cash, use its best efforts to ascertain the circumstances relating to such loss and promptly report the same to Customer.

         Custodian shall provide cash management services to Customer.

         4. SUBCUSTODIANS AND SECURITIES SYSTEMS. Customer authorizes and instructs Custodian to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by Custodian with the following other securities intermediaries: (a) another U.S. bank or trust company (including Bankers Trust pursuant to the Master Subcustodian Agreement) or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as custodian, or a non-U.S. branch of Custodian or of any U.S. Subcustodian, or a U.S. securities depository or clearing agency or system in which Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of Custodian's majority-owned non-U.S. subsidiaries, a majority-owned subsidiary of a

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U.S.  Subcustodian  or a non-U.S.  bank or trust  company,  acting as  custodian
(individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), PROVIDED that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, Custodian shall notify Customer of the appointment of such U.S. Subcustodian or U.S. Securities System; PROVIDED FURTHER that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5, and (b) the identity of the non-U.S. Subcustodian and the agreement between Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System by Instructions is proper under the 1940 Act or any rule or regulation thereunder. Exhibit D attached hereto lists all Subcustodians and Securities Systems that have been approved by Instructions. Notwithstanding Section 20 hereof or any other provision hereof to the contrary, Exhibit D may be amended solely by the delivery to Custodian of Instructions pursuant to Section 15 hereof.

         Upon receipt of Instructions  from Customer,  Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to Customer, and if desirable and practicable, appoint a replacement Subcustodian or securities system in accordance with the provisions of this Section. In addition, Custodian may, at any time in its discretion, upon written notification to Customer, terminate the employment of any Subcustodian or Securities System.

         Custodian shall deliver to Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) if requested by Customer's Board of Trustees or if the Board of Trustees responsible for any Portfolio directly approves its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by Customer to ensure compliance with Rule 17f-5. If requested by the Customer's Board of Trustees or if the Board of Trustees directly approves its foreign custody arrangements, Custodian also shall furnish annually to Custodian information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to Customer in connection with the initial approval of this Agreement. Custodian agrees to promptly notify Customer if, in the normal course of its custodial activities, Custodian learns of a material adverse change in the financial condition of a non-U.S. Subcustodian or a non-U.S. Securities System suffers a material loss of Property, or Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.

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         5.       USE OF  SUBCUSTODIAN.  With  respect to Property in an Account that is  maintained  by Custodian through a Subcustodian  employed  pursuant to
Section 4:

         (a) Custodian will identify on its books as belonging to Customer on behalf of a Portfolio, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of Custodian or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of Custodian.

         (d) Any agreement Custodian shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Property so maintained is not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for its safe custody or administration; (iii) beneficial ownership of Securities be freely transferable without the payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to Customer or as being held by Custodian, on behalf of Customer or all its customers; (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, Custodian, including the independent public accountants of or designated by, Customer be given access to the books and records of such Subcustodian relating to Property or confirmation of the contents of those records; and (vi) Custodian on behalf of Customer will receive periodic reports with respect to the safekeeping of the Property, including but not limited to notification of any transfer of Property into or out of an Account.

         6. USE OF SECURITIES SYSTEM. With respect to Property in the Account(s) that is maintained by Custodian or any Subcustodian through a Securities System employed pursuant to Section 4:

         (a) Custodian shall, and the Subcustodian will be required by its agreement with Custodian to, identify on its books such Property as being maintained for the account of Custodian or Subcustodian for its customers.

         (b) Any Property maintained through a Securities System for the account of Custodian or a Subcustodian will be subject only to the instructions of Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) Custodian shall provide Customer with any report obtained by Custodian or Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. AGENTS. Custodian may at any time or times in its sole discretion appoint (or remove), as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, including Bankers Trust; PROVIDED, however, that the appointment of any agent shall not relieve Custodian of its responsibilities or liabilities hereunder. Custodian shall provide reasonable notice to Customer of the appointment or removal of any agent.

         8. RECORDS, OWNERSHIP OF PROPERTY, STATEMENTS, OPINIONS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         (a) The ownership of the Property, whether maintained directly by Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on Custodian's books as belonging to the appropriate Account and not to the Custodian. Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by Customer. All such accounts shall be maintained and preserved in the form reasonably requested by Customer. Custodian will supply to Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by Custodian or by a Subcustodian. In the absence of the filing in writing with Custodian by Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, Customer shall be deemed to have approved such statement and in such case or upon written approval of Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

         (b) Custodian shall take all reasonable action as Customer may request to obtain from year to year favorable opinions from Customer's independent certified public accountants with respect to Custodian's activities hereunder in connection with the preparation of Customer's registration statement on Form N-1A and Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of Customer, Custodian shall deliver, and shall cause the Subcustodians to deliver, to Customer a written report prepared by Custodian's independent certified public accountants with respect to the services provided by Custodian under this Agreement, including, without limitation, Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities

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deposited and/or maintained in a securities system or with a Subcustodian.  Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Customer and as may reasonably be obtained by Custodian.

         (d) Customer may elect to participate in any of the electronic on-line service and communications systems offered by Custodian or a Subcustodian that can provide Customer, on a daily basis, with the ability to view on-line or to print in hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, Customer hereby acknowledges that Custodian or such Subcustodian now obtains and may in the future obtain information on such values from outside sources that Custodian or such Subcustodian considers to be reliable, and Customer agrees that Custodian and such Subcustodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be subject to the standard of care set forth in Section 16 of this Agreement in selecting and utilizing such service or furnishing any information derived therefrom.

         9. HOLDING OF SECURITIES, NOMINEES, ETC. Securities in an Account that are maintained by Custodian or any Subcustodian may be held directly by such entity in the name of Customer or in bearer form or maintained, on behalf of a Portfolio, in Custodian's or Subcustodian's name or in the name of Custodian's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by Custodian or Subcustodian as fiduciary or as a custodian. In the event that any Securities in the name of Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner Custodian deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. PROXIES, ETC. With respect to any proxies, notices, reports or other communications pertaining to any of the Securities in any Account, Custodian shall perform such services and only such services as are (i) set forth in Section 3 of this Agreement, (ii) described in the applicable Service Standards (the "Proxy Service"), and (iii) as may otherwise be agreed upon between Custodian and Customer. The liability and responsibility of Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which Custodian and Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by Custodian and Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither Custodian

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nor  its  nominees  or  agents  shall  vote  upon  or in  respect  of any of the
Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions.

         11. SEGREGATED ACCOUNT. To assist Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. SETTLEMENT PROCEDURES. Securities will be transferred, exchanged or delivered by Custodian or a Subcustodian upon receipt by Custodian of Instructions that include all information required by Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of Custodian in effect from time to time for that jurisdiction or market. Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         Custodian or a Subcustodian may settle purchases and sales against, or credit income to, an Account, and Custodian may, at its sole option upon written notice to Customer, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and Customer agrees to hold Custodian harmless from any losses that may result therefrom. With respect to the activities of Bankers Trust as Subcustodian under the Master Subcustodian Agreement, such credits and reversals, if any, shall be on a contractual basis, as outlined in the Bankers Trust Service Standards, as described below and provided to Customer by Custodian.

         The applicable Service Standards mean the Global Guide, the Policies and Standards Manual, and any other documents issued by the Custodian, Bankers Trust and other Subcustodians from time to time specifying the procedures for communicating with a customer, the terms of any additional services to be provided to a customer, and such other matters as may be agreed between the parties time to time. Copies of the current Service Standards have been delivered to Customer.

         13.      CONDITIONAL CREDITS.

         (a) Notwithstanding any other provision of this Agreement, Custodian or a Subcustodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the relevant currency in the Account, PROVIDED THAT, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional

Credits, as defined below, applicable to the Account have become final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which Custodian has received Instructions to settle on that date ("Settlement Date"), Custodian, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which Custodian has received Instructions to settle on any Settlement Date, Custodian, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

         (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, Custodian shall make the Conditional Credit a final entry on its books and records. In such case, Customer shall be liable to Custodian only for late charges at a rate that Custodian customarily charges for similar extensions of credit.

         (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not deposited in the Account, or (ii) any Proceeding (as defined below) shall occur, Custodian may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, Customer shall continue to be liable to Custodian for any shortfall. Custodian shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by Customer of the purchase price for Securities subject to a Conditional Credit, and Custodian's making a Conditional Credit a final entry on its books, and, unless consented to by Custodian, Customer shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. Custodian shall have the sole discretion to determine which Securities shall be deemed to have been paid for by Customer out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by Custodian unless and until Custodian makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to Customer, whether voluntary or involuntary.

         (e) Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

         14. PERMITTED TRANSACTIONS. Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 (but subject to Section 3) and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to Customer.

         (i) For the purpose of redeeming shares of the capital stock of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

         (k) For delivery in accordance with the provisions of any agreement among Customer, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer.

         (l) For release of Securities to designated brokers under covered call options, provided, however that such Securities shall be released only upon payment to Custodian of monies for the be held in escrow. Upon exercise of the option, or at expiration, Custodian will receive the Securities previously
                  deposited  from broker.  Custodian  will  act  strictly   in
                  accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m)      For  spot  or  forward   foreign   exchange   transactions  to
                  facilitate   security   trading  or  receipt  of  income  from
                  Securities related transactions.

         (n)      Upon the termination of this Agreement as set forth in Section
                  21.

         (o)      For other proper purposes.

         Customer agrees that Custodian and any Subcustodian shall have no obligation to verify the purpose for which a transaction is being effected.

         15. INSTRUCTIONS. The term "Instructions" means instructions from Customer in respect of any of Custodian's duties hereunder that have been received by Custodian at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with Custodian; or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by Custodian or other electronic instruction system acceptable to Custodian; or (iii) a telephonic or oral communication by one or more persons as Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with Custodian; or (iv) upon receipt of such other form of instructions as Customer may from time to time authorize in writing and which Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by Custodian in reliance upon such oral instructions prior to Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         Custodian shall have the right to assume in the absence of notice to the contrary from Customer that any person whose name is on file with Custodian pursuant to this Section has been authorized by Customer to give the Instructions in question and that such authorization has not been revoked. Custodian may act upon and conclusively rely on, without any liability to Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         16.   STANDARD  OF  CARE.   Custodian  shall  be  responsible  for  the
performance of only such duties as are set forth herein or contained in Instructions given to Custodian that are not contrary to the provisions of this Agreement. Custodian will use reasonable care and diligence with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care and diligence, Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by Customer for any losses, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Custodian and arising out of action taken or omitted with reasonable care by Custodian hereunder or under any Instructions. Custodian shall be liable to Customer for any act or omission to act of any Subcustodian to the same extent as if Custodian committed such act itself. With respect to a Securities System, Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by Custodian's own failure to exercise reasonable care; provided that in the event of any such loss, Custodian shall take all reasonable steps to enforce such claims as it may have against the Securities System to protect the interests of the Customer.

         In the event of any loss to Customer by reason of the failure of Custodian or a Subcustodian to utilize reasonable care, Custodian shall be liable to Customer to the extent of Customer's actual damages at the time such loss was discovered (including, without limitation, reasonable fees and expenses of counsel) without reference to any special conditions or circumstances. In no event shall Custodian be liable for any consequential or special damages.

         Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for Custodian or Customer) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice, provided that with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in this Section 16.

         In the event Customer subscribes to an electronic on-line service and communications system offered by Custodian, Customer shall be fully responsible for the security of its connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify Custodian and hold Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by Custodian as a result of any improper or unauthorized use of such terminal by Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of Customer.

         Subject to the exercise of reasonable care, Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which Custodian has agreed to take action as provided in Section 3 hereof. Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         Custodian shall have no liability in respect of any loss, damage or expense suffered by Customer, insofar as such loss, damage or expense arises from the performance of Custodian's duties hereunder by reason of Custodian's reliance upon records that were maintained for Customer by entities other than Custodian prior to Custodian's employment under this Agreement.

         If Custodian does not exercise reasonable care, Custodian shall indemnify Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by Customer and arising out of action taken or omitted without reasonable care by Custodian hereunder or under any Instructions.

         17. INVESTMENT LIMITATIONS AND LEGAL OR CONTRACTUAL RESTRICTIONS OR REGULATIONS. Neither Custodian nor any Subcustodians shall be liable to Customer or a Portfolio and Customer agrees to indemnify Custodian, all Subcustodians and their nominees, for any loss, damage or expense suffered or incurred by Custodian, any Subcustodian or their nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to Customer or any Portfolio pursuant to any contract or any law or regulation.

         18. FEES AND EXPENSES. Customer agrees to pay to Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) reasonable legal fees as described herein and/or deemed necessary in the judgment of Custodian to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall Custodian be required to account for, any profits or commissions received by Custodian in connection with its provision of custody services under this agreement. Customer hereby agrees to hold Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agree to hold Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. Custodian is authorized to charge the applicable Account for such items, and Custodian shall have a lien on the Property in the applicable Account for any amount payable to Custodian under this

Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by Customer under this Agreement.

         19. TAX RECLAIMS. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, Custodian shall perform such services with respect thereto as are described in the applicable Service Standards and shall in connection therewith be subject to the standard of care set forth in such Service Standards. Such standard of care shall not be affected by any other term of this Agreement.

         20. AMENDMENT, MODIFICATIONS, ETC. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit D may be amended as provided in Section 4 hereof and Exhibit B may be amended as provided for therein). In addition, any amendment to Sections 8(c), 8(d), 16, 17, 24, 27 and 28 of this Agreement shall require the written consent of Bankers Trust. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         21.      TERMINATION.

         (a) This Agreement may be terminated by Customer or Custodian by ninety
(90) days' written notice to the other; PROVIDED that notice by Customer shall specify the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by Custodian, Customer shall, within ninety (90) days following the giving of such notice, deliver to Custodian a written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, Custodian will deliver such Property to the persons so specified, after deducting therefrom any amounts that Custodian determines to be owed to it hereunder. In addition, Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. Customer grants to Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by Custodian, Custodian does not receive the aforementioned written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to Custodian, provided that from and after the ninetieth day Custodian's obligations shall be limited to safekeeping.

         (b) This Agreement may be terminated by Customer or Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by Section 21(a) as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of Custodian and Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

         (c) Sections 16, 17, 18, 27 and 30 shall survive the termination of this Agreement as to one or more or all Portfolios.

         22. NOTICES. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and
(b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         23. SEVERAL OBLIGATIONS OF THE PORTFOLIOS. With respect to any obligations of Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though Customer had separately contracted with Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         24. SECURITY FOR PAYMENT. To secure payment of all obligations due hereunder, Customer hereby grants to Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; PROVIDED THAT, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should Customer fail to pay promptly any amounts owed hereunder, Custodian shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as Custodian now or hereafter has as a secured creditor under the UCC or any other applicable law, including, without limitation, granting to any Subcustodian a security interest in such Accounts on terms similar to those set forth in this Section 24.

         25.      REPRESENTATIONS AND WARRANTIES.

         (a)      Customer hereby represents and warrants to Custodian that:

                  (i) the employment of Custodian and the allocation of herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which Customer is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Customer and each Portfolio in accordance with its terms; and

                  (iv) it will deliver to Custodian a duly executed Secretary's Certificate in the form of Exhibit C hereto or such other evidence of such authorization as Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b)      Custodian hereby represents and warrants to Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which Custodian is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Custodian in accordance with its terms;

                  (iii) it will deliver to Customer such evidence of such authorization as Customer may reasonably require, whether by way of a certified resolution or otherwise;

                  (iv) it is qualified as a custodian under Section 26(a) of the 1940 Act and that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Customer in writing; and

                  (v) it is taking steps (a) believed by it in good faith to be reasonably designed to address the risk that critical computer systems and equipment containing the embedded microchips that it uses relating to its operations (the "Systems") may be unable to process properly and calculate date-related information and data from and after January 1, 2000 (the "Year 2000 Problem"), and (b) to obtain assurances deemed
                           reasonable by Custodian  that its material   service
                           providers, including each Subcustodian, Securities System, agent or other financial institution employe this Agreement, are taking reasonable steps to address the Year 2000 Problem. Custodian reasonably expects that the effects of the Year 2000

                           Problem  should  not  result  in a  material  adverse
                           effect  on the business,  financial  condition   or
                           ability to timely perform any of its material obligations under this Agreement (a "Material Adverse Effect"). In addition, Custodian agrees to notify Customer promptly if it has reason to believe that a Material Adverse Effect is likely to result from a Year 2000 Problem with respect to Custodian or its material service providers.


         26. GOVERNING LAW AND SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of Customer and Custodian.

         27. THIRD-PARTY BENEFICIARY. Customer hereby acknowledges and agrees that with respect to the Accounts:

         (a)      Custodian  is  authorized  to  appoint  Bankers  Trust as a
                  master  Subcustodian  pursuant  to the  Master   Subcustodian
                  Agreement.

         (b) As an inducement to Bankers Trust to act as a master Subcustodian, Customer authorizes the Custodian to bind the Customer to those terms of the Master Subcustodian Agreement, including Section 23 thereof, which will obligate the Customer to pay obligations of each Portfolio for Property custodied pursuant to the Master Subcustodian Agreement.

         (c) Bankers Trust may rely, as fully as if it were a party hereto and named as "Custodian" herein, on the representations, warranties, covenants and indemnities of Customer set forth in Sections 8(d), 16, 17, 24 and 28 of this Agreement.

         28. REPRESENTATIVE CAPACITY AND BINDING OBLIGATION. A copy of the Declaration of Trust of Customer is on file with the Secretary of State of the State of Delaware (and a copy of the Trust Instrument of Customer is on file with Customer's secretary). Notice is hereby given that this Agreement is not executed on behalf of the Trustees of Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of Customer individually but are binding only upon the assets and property of the Portfolios.

         Custodian agrees that no shareholder, trustee or officer of Customer may be held personally liable or responsible for any obligations of Customer arising out of this Agreement.

         29. SUBMISSION TO JURISDICTION. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and Custodian and Customer each irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

         30. CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

         31. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable,such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         32. ENTIRE AGREEMENT. This Agreement together with its Exhibits, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

         33. HEADINGS. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

         34. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

                                    FORUM TRUST, LLC


                                    By:  /s/ John Y. Keffer
                                       -----------------------------------------
                                        Name: John Y. Keffer
                                        Title: President


                                    FORUM FUNDS


                                    By:  /s/ Mark D. Kaplan
                                       -----------------------------------------
                                        Name: Mark D. Kaplan
                                        Title: Vice President

                               CUSTODIAN AGREEMENT

                                    EXHIBIT A
                             LIST OF FUNDS OR CLASS
                                  JUNE 5, 2001



Austin Global Equity Fund                      New Hampshire TaxSaver Bond Fund
BrownIA Growth Equity Fund                     Payson Balanced Fund
BrownIA Small-Cap Growth Fund                  Payson Value Fund
BrownIA Maryland Bond Fund                     Polaris Global Value Fund
DF Dent Premier Growth Fund                    Shaker Fund
Fountainhead Kaleidoscope Fund                 TaxSaver Bond Fund
Fountainhead Special Value Fund                The Advocacy Fund
Investors Bond Fund                            Winslow Green Growth Fund
Maine TaxSaver Bond Fund
Mastrapasqua Growth Value Fund

                               CUSTODIAN AGREEMENT
                                    EXHIBIT B
                                  FEE SCHEDULE

This Exhibit B shall be amended upon delivery by Custodian of a new Exhibit B to Customer and acceptance thereof by Customer and shall be effective as of the date of acceptance by Customer or a date agreed upon between Custodian and Customer.

                           1. ACCOUNT MAINTENANCE FEES

    Domestic Custody Accounts                   $3,600 per account per year
    Global Custody Accounts                     $8,000 per account per year(1)

         (1) $6,000/year: DF Dent Premier Growth Fund, Shaker Fund and Winslow Green Growth Fund (effective January 1, 2002).
              $3,600/year: Fountainhead Special Value Fund, Mastrapasqua Growth Value Fund and The Advocacy Fund.

                            2. DOMESTIC CUSTODY FEES

A.       SAFEKEEPING CHARGES(2)

               Assets                            Annual
            UNDER CUSTODY                        ASSET FEE
           $0 - $1 Billion                     1 Basis Point
           $1 - $2 Billion                   0.75 Basis Points
           $2 - $6 Billion                   0.50 Basis Points
            $6 Billion +                     0.25 Basis Points

         (2) 1 Basis Point: DF Dent Premier Growth Fund, Fountainhead Special Value Fund, Shaker Fund, The Advocacy Fund and Winslow Green Growth Fund.

B.       TRANSACTION CHARGES

                                                                   Cost Per
         TRANSACTION TYPE                                         TRANSACTION
         ----------------                                         -----------
         DTC                                                         $12(3)
         Federal Book Entry                                           $10
         PTC                                                          $10
         Physicals                                                    $25
         Maturities (Depository)                                      $10
         Maturities (Physical)                                        $25
         P&I Payments (Book Entry)                                     $3
         P&I Payments (Physical)                                      $10

                                                                   Cost Per
         TRANSACTION TYPE                                         TRANSACTION

         Fed Wires (from Custody account)                              $8
         SHE (Shares Held Elsewhere) Trades                           $25
         Forum Money Market Funds                                      $3

         (3)  $10:   Fountainhead Special Value Fund.

      3. GLOBAL CUSTODY FEES (SAFEKEEPING & TRANSACTION CHARGES BY MARKET)

                                         Annual              Receive and Deliver
         COUNTRY                        ASSET FEE                TRANSACTIONS
         -------                        ---------                ------------
         Argentina                   40 Basis Points                 $100
         Australia                   4 Basis Points                   $50
         Austria                     7 Basis Points                   $75
         Bangladesh                  45 Basis Points                 $150
         Belgium                     5 Basis Points                   $60
         Botswana                    55 Basis Points                 $150
         Brazil                      35 Basis Points                  $70
         Canada                      4 Basis Points                   $20
         Cedel/Euroclear             4 Basis Points                   $20
         Chile                       35 Basis Points                  $80
         China                       35 Basis Points                  $75
         Colombia                    40 Basis Points                 $100
         Czech Republic              25 Basis Points                  $70
         Denmark                     5 Basis Points                   $50
         Ecuador                     50 Basis Points                 $100
         Egypt                       50 Basis Points                  $80
         Finland                     12 Basis Points                  $75
         France                      7 Basis Points                   $50
         Germany                     4 Basis Points                   $30
         Ghana                       55 Basis Points                 $150
         Greece                      40 Basis Points                 $120
         Hong Kong                   7 Basis Points                   $30
         Hungary                     50 Basis Points                 $150
         India (Physical)            65 Basis Points                 $200
         India (Dematerialized)      30 Basis Points                 $140
         Indonesia                   10 Basis Points                  $35
         Ireland                     7 Basis Points                   $50
         Israel                      45 Basis Points                  $50
         Italy                       4 Basis Points                   $50
         Japan                       4 Basis Points                   $35
         Jordan                      35 Basis Points                 $100
         Kenya                       55 Basis Points                 $150

                                       -B2

                                         Annual              Receive and Deliver
         COUNTRY                        ASSET FEE                TRANSACTIONS

         Luxembourg                  5 Basis Points                   $60
         Malaysia                    9 Basis Points                   $50
         Mauritius                   55 Basis Points                 $140
         Mexico                      7 Basis Points                   $30
         Morocco                     35 Basis Points                 $130
         Netherlands                 5 Basis Points                   $45
         New Zealand                 5 Basis Points                   $50
         Norway                      7 Basis Points                   $50
         Pakistan                    35 Basis Points                 $150
         Peru                        55 Basis Points                 $100
         Philippines                 10 Basis Points                  $30
         Poland                      50 Basis Points                 $100
         Portugal                    5 Basis Points                   $75
         Russia                      55 Basis Points                 $300
         Singapore                   9 Basis Points                   $50
         Slovakia                    30 Basis Points                 $100
         South Africa                7 Basis Points                   $30
         South Korea                 20 Basis Points                  $50
         Spain                       8 Basis Points                   $50
         Sri Lanka                   14 Basis Points                  $60
         Sweden                      5 Basis Points                   $50
         Switzerland                 4 Basis Points                   $60
         Taiwan                      20 Basis Points                 $100
         Thailand                    9 Basis Points                  $100
         Tunisia                     50 Basis Points                  $50
         Turkey                      20 Basis Points                  $50
         United Kingdom              3 Basis Points                   $15
         United States                1 Basis Point                   $15
         Venezuela                   40 Basis Points                 $100
         Zambia                      55 Basis Points                 $150
         Zimbabwe                    55 Basis Points                 $150

                                      -B3

                                    4. NOTES

         The standard global custody service  includes:  (i) asset  safekeeping,
         (ii) trade settlement, (iii) income collection, (iv) corporate action processing (including proxy voting) and (v) tax reclaims (where applicable.)

         Contractual settlement of trades and posting of income will not be offered in Russia due to the uncertainty of transaction settlement efficiencies in the market. Contractual posting of income is not offered in India, Bangladesh, Pakistan or Turkey due to local market practice.

         Strictly domestic accounts (I.E., U.S. assets only) utilize actual settlement and are subject to the guidelines indicated in the Bankers Trust POLICIES AND STANDARDS manual.

         All domestic receipts and tax reclaim refunds are credited to client accounts net of agent's collection fees (where applicable).

         The above fee schedule includes the cost of time spent on the installation of the bank's proprietary software (Globeview, etc.), and one day of training on the system. The fee schedule does not include the cost of any hardware, or the daily communication charges, which will be incurred by using these systems. These costs are borne by Forum.

         Foreign Exchange transactions conducted outside Bankers Trust will be charged $50 per wire transfer.

         Out-of-pocket expenses are borne by Customer. Out-of-pocket expenses include, but are not limited to, stamp charges, duties, application and/or registration fees incurred outside of the United States, the cost of building and/or setting up an interface with your (1) investment managers, or (2) other vendors, as well as postage and legal fees. These charges are passed on at cost.

                                      -B4

                               CUSTODIAN AGREEMENT
                                    EXHIBIT C

                         FORM OF SECRETARY'S CERTIFICATE


         I, [Name], hereby certify that I am the Secretary of Forum Funds, a business trust organized under the laws of the State of Delaware (the "Company"), and as such I am duly authorized to, and do hereby, certify that:

         1. ORGANIZATIONAL DOCUMENTS. The Company's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of Delaware, the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

         2. BYLAWS. The Company's Bylaws have been duly adopted and no action has been taken to repealsuch Bylaws, the same being in full force and effect.

         3. RESOLUTIONS. Resolutions have been duly adopted on behalf of the Company, which resolutions (i) have not in any way been revoked or rescinded,
(ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain custody agreement with Forum Trust, LLC (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company's organizational documents, Bylaws, and other pertinent documents to which the Company may be bound.

         4. INCUMBENCY. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

       NAME                   TITLE                      SIGNATURE

       [Name]               [Position]
                                             -----------------------------------

       [Name]               [Position]
                                             -----------------------------------

       [Name]               [Position]
                                             -----------------------------------

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______, 20__.

                                    Forum Funds

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                          Title:   Secretary

         I, [Name of Confirming Officer], [Title] of the Company, hereby certify that on this ___ day of ________, 20__, [Name of Secretary] is the duly elected Secretary of the Company and that the signature above is his genuine signature.

                                    Forum Funds

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                       -C2

                               CUSTODIAN AGREEMENT
                                    EXHIBIT D

                  APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS

                              Bankers Trust Company